As filed with the Securities and Exchange Commission on April 23, 1999 Registration No. 333-_________________

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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                  ---------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                  ---------------

                            RHYTHMS NETCONNECTIONS INC.
               (Exact name of registrant as specified in its charter)

        DELAWARE                                          33-0747515
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

               6933 SOUTH REVERE PARKWAY  ENGLEWOOD, COLORADO  80112
                (Address of principal executive offices) (Zip Code)

                                  ---------------

                            RHYTHMS NETCONNECTIONS INC.
                             1999 STOCK INCENTIVE PLAN
                         1999 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of the Plans)

                                  ---------------

                                 CATHERINE M. HAPKA
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            RHYTHMS NETCONNECTIONS INC.
                             6933 SOUTH REVERE PARKWAY
                             ENGLEWOOD, COLORADO  80112
                      (Name and address of agent for service)
                                   (303) 476-4200
           (Telephone number, including area code, of agent for service)

                                  ---------------

                          CALCULATION OF REGISTRATION FEE

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
                                                                  Proposed
              Title of                                             Maximum             Proposed
             Securities                       Amount              Offering              Maximum                 Amount of
                to be                         to be                 Price              Aggregate              Registration
             Registered                   Registered(1)           per Share          Offering Price                Fee
             ----------                   -------------           ---------          --------------           -------------
1999 Stock Incentive Plan
-------------------------
Common Stock, $0.001 par value           4,896,775 shares         $62.125(2)        $304,212,146.90(2)         $ 84,570.98

                                         3,265,169 shares           N/A(3)                N/A(3)                    N/A

1999 Employee Stock Purchase Plan
---------------------------------
Common Stock, $0.001 par value           1,200,000 shares         $62.125(2)        $    74,550,000(2)         $ 20,724.90

                                                                                   AGGREGATE AMOUNT OF        $105,295.88
                                                                                     REGISTRATION FEE

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(1)  This Registration Statement shall also cover any additional shares of
     Registrant's Common Stock which become issuable under the Registrant's 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on April 20, 1999, as reported on the Nasdaq National Market.

(3) Under General Instruction E, the Registration Fee with respect to the Registrant's 1999 Stock Incentive Plan is calculated solely on the basis of the 4,896,775 shares of Common Stock authorized for issuance under the 1999 Stock Incentive Plan, which are in addition to the 3,265,169 shares (2,720,974 shares prior to the 6 for 5 split of the Common Stock effective on March 17, 1999) that were incorporated from the Registrant's 1997 Stock Option/Stock Issuance Plan (the "Predecessor Plan") and previously registered on Form S-8 Registration Statement, Registration No. 333-72995, on February 26, 1999. The applicable filing fees were paid for the 3,265,169 shares in connection with the registration on Form S-8 Registration Statement, Registration No. 333-72995.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          Rhythms NetConnections Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the
"Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 31, 1999.

     (b) The Registrant's Registration Statement on Form 8-A filed with the Commission on April 1, 1999, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

     (c) The Registrant's Registration Statement on Form 8-A filed with the Commission on April 8, 1999, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Stock Purchase Rights.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law permits indemnification of the Registrant's officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

          Article VII, Section 6 of the Registrant's bylaws provides that the Registrant shall indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The rights to indemnify thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

          As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article V, Section (A) of the Registrant's certificate of incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

          The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

          The Registrant has purchased directors' and officers' liability insurance. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.  EXHIBITS

Exhibit Number      Exhibit
--------------      -------
4                   Instruments Defining the Rights of Stockholders.  Reference
                    is made to Registrant's Registration Statements on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(b)
                    and 3(c).
5                   Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1                Consent of PricewaterhouseCoopers LLP.
23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
24                  Power of Attorney.  Reference is made to page II-4 of this
                    Registration Statement.
99.1                Rhythms NetConnections Inc. 1999 Stock Incentive Plan.
99.2                Form of Notice of Grant of Stock Option.
99.3                Form of Stock Option Agreement.
99.4                Form of Addendum to Stock Option Agreement regarding
                    Involuntary Termination following Corporate
                    Transaction/Change in Control.
99.5                Form of Addendum to Stock Option Agreement regarding Limited
                    Stock Appreciation Right.
99.6                Form of Stock Issuance Agreement.
99.7                Form of Addendum to Stock Issuance Agreement regarding
                    Involuntary Termination following Corporate
                    Transaction/Change in Control.
99.8                Form of Notice of Grant of Non-Employee Director Automatic
                    Stock Option - Initial Grant.
99.9                Form of Notice of Grant of Non-Employee Director Automatic
                    Stock Option - Annual Grant.
99.10               Form of Automatic Stock Option Agreement.
99.11               Rhythms NetConnections Inc. 1999 Employee Stock Purchase
                    Plan
99.12               Enrollment/Change Form
99.13               Form of Stock Purchase Agreement

ITEM 9.  UNDERTAKINGS

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Rhythms NetConnections Inc. 1999 Stock Incentive Plan or 1999 Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on this 23rd day of April, 1999.

                                   RHYTHMS NETCONNECTIONS INC.


                                   By: /s/ Catherine M. Hapka
                                       ---------------------------------------
                                        Catherine M. Hapka
                                        President and Chief Executive Officer


                                 POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine M. Hapka and Scott
C. Chandler, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                            Title                           Date
---------                            -----                           ----

/s/ Catherine M. Hapka
-----------------------     President and Chief Executive         April 23, 1999
Catherine M. Hapka          Officer
                            (Principal Executive Officer)


/s/ Scott C. Chandler
-----------------------     Chief Financial Officer               April 23, 1999
Scott C. Chandler           (Principal Financial and Accounting
                            Officer)


/s/ Kevin R. Compton
-----------------------     Director                              April 23, 1999
Kevin R. Compton


/s/ Keith B. Geeslin
-----------------------     Director                              April 23, 1999
Keith B. Geeslin


/s/ Ken L. Harrison
-----------------------     Director                              April 23, 1999
Ken L. Harrison


/s/ Susan Mayer
-----------------------     Director                              April 23, 1999
Susan Mayer


/s/ William R. Stensrud
-----------------------     Director                              April 23, 1999
William R. Stensrud


/s/ John L. Walecka
-----------------------     Director                              April 23, 1999
John. L. Walecka


/s/ Edward J. Zander
--------------------        Director                              April 23, 1999
Edward J. Zander

                                 EXHIBIT INDEX

EXHIBIT NUMBER       EXHIBIT
--------------       -------
     4               Instruments Defining the Rights of Stockholders.  Reference
                     is made to Registrant's Registration Statements on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(b)
                     and 3(c).
     5               Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1            Consent of PricewaterhouseCoopers LLP.
     23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.
     24              Power of Attorney.  Reference is made to page II-4 of this
                     Registration Statement.
     99.1            Rhythms NetConnections Inc. 1999 Stock Incentive Plan.
     99.2            Form of Notice of Grant of Stock Option.
     99.3            Form of Stock Option Agreement.
     99.4            Form of Addendum to Stock Option Agreement regarding
                     Involuntary Termination following Corporate
                     Transaction/Change in Control.
     99.5            Form of Addendum to Stock Option Agreement regarding Limited
                     Stock Appreciation Right.
     99.6            Form of Stock Issuance Agreement.
     99.7            Form of Addendum to Stock Issuance Agreement regarding
                     Involuntary Termination following Corporate
                     Transaction/Change in Control.
     99.8            Form of Notice of Grant of Non-Employee Director Automatic
                     Stock Option - Initial Grant.
     99.9            Form of Notice of Grant of Non-Employee Director Automatic
                     Stock Option - Annual Grant.
     99.10           Form of Automatic Stock Option Agreement.
     99.11           Rhythms NetConnections Inc. 1999 Employee Stock Purchase
                     Plan
     99.12           Enrollment/Change Form
     99.13           Form of Stock Purchase Agreement